Exhibit 21

Subsidiaries of Carolina First BancShares, Inc.               Jurisdiction of
                                                               Incorporation
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Cabarrus Bank of North Carolina                               North Carolina
    Concord, North Carolina

Carolina First Financial Services Corp.                       North Carolina
    Mooresville, North Carolina

Carolina First Mortgage Corp.                                 North Carolina
    Mooresville, North Carolina

Community Bank & Trust Co.                                    North Carolina
    Marion, North Carolina

Lincoln Bank of North Carolina                                North Carolina
    Lincolnton, North Carolina

CFBI Corp.                                                    Delaware
     Wilmington, Delaware

CFBI Mortgage, Inc.                                           Maryland
     Lincolnton, North Carolina
     (100% owned by CFBI Corp.)